AMENDMENT NO. 3 TO LIMITED LIABILITY COMPANY AGREEMENT OF DONLIN CREEK LLC

This Amendment No. 3 to Limited Liability Company Agreement of Donlin Creek LLC ("**Amendment**") is made and entered into as of the 1st day of June, 2011 by and among **DONLIN CREEK LLC**, a Delaware limited liability company (the "**Company**"), **BARRICK GOLD U.S. INC.**, a California corporation ("**Barrick**"), and **NOVAGOLD RESOURCES ALASKA, INC.**, an Alaska corporation ("**NovaGold**").

WHEREAS:

A. The Company, Barrick and NovaGold are parties to the Limited Liability Company Agreement of Donlin Creek LLC (the "**Original LLC Agreement**") made and entered into as of the 1st day of December, 2007, as amended by Amendment No. 1 to Limited Liability Company Agreement of Donlin Creek LLC ("**Amendment No. 1**") made and entered into as of the 13th day of January, 2010 and by Amendment No. 2 to Limited Liability Company Agreement of Donlin Creek LLC ("**Amendment No. 2**") made and entered into as of the 15th day of July, 2010 (the Original LLC Agreement as so amended herein called the "**LLC Agreement**"); and

B. The Company, Barrick and NovaGold wish to amend the LLC Agreement in accordance with the provisions of this Amendment; and

C. The Company, Barrick and NovaGold intend that, upon execution of this Amendment No.3, the General Manager shall cause the Company to file a Certificate of Amendment with Delaware Division of Corporations, apply to the Alaska Division of Corporations for an Amended Certificate of Registration and take such further steps as required by or appropriate to said amendment;

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 3.2 of the LLC Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

   "The name of the Company shall be Donlin Gold LLC."

2. On and after the date hereof, each reference in the LLC Agreement to "this Agreement", "hereunder", "hereof", or words of like import shall mean and be a reference to the LLC Agreement as amended hereby. Unless specifically modified herein, all of the terms of the LLC Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto in all respects.

3. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Delaware, except for its rules pertaining to conflicts of laws.

4. This Amendment shall be binding upon and enure to the benefit of the respective successors and permitted assigns of the Members and the Company.

5. This Amendment may be executed in two or more counterparts, and via facsimile or other electronic means, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Amendment as of the date first above written.

DONLIN CREEK LLC

Per: ____________________

Title: General Mgr.

BARRICK GOLD U.S. INC.

Per: ____________________

Title: ____________________

NOVAGOLD RESOURCES ALASKA, INC.

Per: ____________________

Title: President